Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253674) and Form S-8 (Nos. 333-257442, 333-228427, 333-202263, 333-170170, 333-157097, 333-84982, 333-84980, 333-42070,
333-42072 and 333-266803) of Royal Caribbean Cruises Ltd. of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 21, 2024